1 Q2 2026 Investor Letter

2 Q2 2026 Letter to Our Investors For more detailed information on Wheels Up’s financial and operating results for the second quarter ended June 30, 2026, please visit https://investors.wheelsup.com. In addition, please see “Definitions of Non-GAAP Financial Measures,” “Reconciliations of Non-GAAP Financial Measures” and “Definitions of Key Operating Metrics” at the end of this Investor Letter for more information about measures described herein Dear Investor, Over the past two years, we have fundamentally reshaped Wheels Up as we create a strong, durable foundation for responsible growth. We have streamlined and upgraded our fleet, improved operational reliability, unified our global sales and service teams, and implemented efficiency and cost reduction actions across our business. As we move through the remainder of the year, we are focused on realizing the benefits of these actions while continuing to scale our premium fleet of Phenom and Challenger aircraft, investing in the customer experience, growing our charter business as we leverage AI-based technology, deepening our Delta partnership, and maintaining cost discipline as we work toward our goal of sustained profitability and cash generation. Key highlights from Q2 include: • Wheels Up Signature memberships surpassed 1,200 members, up 100% YTD, reflecting strong demand for our improved product and consistent customer experience. Premium memberships now account for more than 50% of our active membership base. • Demand for our premium fleet – which is now comprised of more than 40 Phenom and Challenger aircraft1 – more than doubled year over year, validating our premium fleet strategy and offsetting planned declines in revenue from the legacy fleet. Our plans call for further fleet growth to over 50 aircraft by year-end. • We announced plans to implement Surf Air Mobility’s Enterprise BrokerOS platform, powered by industry-leading AI technology partner, Palantir. The first phase of the implementation, which is expected to be completed by year-end, is expected to create a step change in our ability to offer better charter options for our customers and help our teams make faster, more informed booking decision – unlocking new revenue opportunities. • Operational performance continued to set new standards for the industry, with On-Time Performance and Completion Rate achieving their highest levels ever. • We accelerated our investments in our branded liveries, interiors and amenities. Importantly, customers can now enjoy high-speed, streaming capable satellite Wi-Fi across the entire controlled fleet – Wheels Up is the first operator at scale to achieve 100% streaming capable satellite Wi-Fi service across its fleet. • We completed our legacy fleet retirement approximately 18 months ahead of schedule. • The ongoing support from our lead investor group was reinforced by a multi-year extension of the $100M revolving credit facility commitment from Delta. 1 Wheels Up active controlled fleet as of June 30, 2026

Second Quarter Performance

As we continued to execute on our business transformation, GAAP Revenue was relatively stable year over year, as growth in Wheels Up Signature program revenue offset planned reductions in discontinued legacy programs, adjusted for prior period revenues in our divested non-core services businesses.



Total Revenue ($M)
$190
$183
$185
$184
$169
$182
2Q25
3Q25
4Q25
1Q26
2Q26
2Q25 includes approximately $7M in revenue associated with non-core services business, divested in mid-2025

"Wheels Up did an outstanding job. Booking was on very short notice, the flight was on time virtually to the minute, and the crew was professional and personable. I could not ask for a better flight. Thank you for pulling this together."

Our Wheels Up Signature Membership program has grown to more than 1,200 members, up 100% year to date, and now represents over 50% of our active member base. Signature members typically fly more hours at higher rates on average, strengthening our revenue mix and improving visibility into future demand.



Total Signature Members[2]
4
150
331
600
669
753
862
949
1,054
1,205
+100% YTD
Sep-25
Oct-25
Nov-25
Dec-25
Jan-26
Feb-26
Mar-26
Apr-26
May-26
Jun-26



Premium Fleet Transition
Phenoms
Challengers
2Q24
0
2Q25
18
4
22
2Q26
29
11
40
4Q26 Estimate
50+

As of April 2026, we completed the full modernization of our fleet roughly 18 months ahead of schedule. Since announcing our fleet modernization in late 2024, we have invested over $300 million in our premium fleet and modifications. We have seen meaningful increases in demand for our premium fleets, which underpins our plans to further invest and grow that fleet to more than 50 aircraft by year-end. As we continue to acquire and introduce more premium aircraft into our fleet, we expect revenue generation and financial benefits to scale over time.

[2] *Reflects a restatement of previous reporting; now includes Custom Enterprise Solutions accounts modeled after Signature Memberships*

3

Private Jet Flight revenue was flat year over year, with growth in our premium Signature Membership product offsetting the impact of legacy jet retirements. Importantly, the benefits of our fleet modernization, operational reliability and a more consistent premium offering have allowed us to increase pricing during this period while delivering better value to members and customers.



Private Jet Flight Revenue ($M)
$158
$155
$162
$144
$158
2Q25
3Q25
4Q25
1Q26
2Q26

Total Gross Bookings (the total gross spend on private jet flight services, including private jet charter, group charter and cargo) declined 8% year over year to $242 million, primarily reflecting lower U.S. private jet charter volume driven by transitory process and technology inefficiencies from our sales force transformation.



Total Gross Bookings ($M)
$262
$266
$269
$267
$242
2Q25
3Q25
4Q25
1Q26
2Q26

Our partnership with Delta continues to deliver tangible commercial results, most visibly in the corporate channel. Corporate flight revenue grew by 8% year over year for the quarter across our private jet and charter offerings combined. Our more seamless, integrated Delta–Wheels Up offering has been met with a broadly positive customer response and joint marketing activations are further extending our reach into Delta's premium customer base.

Fleet modernization has helped us achieve a 20% improvement in overall Utility for the second quarter versus the prior year, underscoring the impact of higher maintenance reliability on our new premium fleets to generate improved margin performance and a higher return on assets. Utility on these fleets has been pressured by our intentional decision to temporarily remove aircraft from service on a rolling basis to accelerate paint, interior and satellite Wi-Fi investments to deliver a consistent customer experience. As these aircraft are brought back into revenue service and we continue to scale with additional aircraft acquisitions, we expect Utility to further improve, pushing toward a long-term annual run-rate goal of 70 hours and helping to achieve our Adjusted Contribution Margin long-term target of 30%+.



Fleet Utility[3]
Legacy
Premium
40
50
40
55
34
57
30
50
51
70+
2Q25
3Q25
4Q25
1Q26
2Q26
Long-Term Goal

[3] *2Q26 Utility data not depicted for legacy fleets due to 2Q26 retirements*

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Raising the Bar on Operational Excellence

Reliable, well-run operations are a critical part of our foundation – every on-time arrival, completed trip, and safe flight is a promise kept. During the second quarter, Wheels Up achieved a Completion Rate of 99.4% (up nearly 2 points year-over-year) and On-Time Performance (A-30, or arrival within 30 minutes of the scheduled time) of 86% (up more than 6 points). Through the end of July, the Company recorded 119 Brand Days with a perfect Completion Rate and no cancellations, surpassing our full year goal.

- In Q2, both On-Time Performance and Completion Rate performance reached their highest levels since we began reporting these operational metrics in 2023.
- Delays of three or more hours occurred on ~1% of trips in the second quarter – down 50% from a year ago — reflecting the operational reliability that protects the customer experience and allows customers to make plans with confidence.

Metric	2Q 2025	2Q 2026	vs. Prior Year	Absolute Improvement
Brand Days	14	57	+43	+300%
% of days	*16%*	*63%*		
Completion Rate	97.5%	99.4%	+1.9 pts	82% fewer cancellations
On-Time Performance (A-30)	80.3%	86.8%	+6.5 pts	50% fewer delays
3+ Hour Delay Rate	2.8%	1.2%	-1.6 pts	69% fewer 3+ hour delays

We're rapidly moving through recent fleet acquisitions to repaint and refurbish aircraft to a standardized Wheels Up livery and cabin interior, so that every trip delivers the same branded, high-quality experience. The entire active controlled fleet is now equipped with satellite WiFi, allowing members to access high-speed, streaming quality internet service on all of our premium Phenom and Challenger aircraft.





5

Leveraging Innovative Technology to Fortify the Business



In June, we announced that Wheels Up will be the launch partner for Surf Air Mobility's Enterprise BrokerOS, an AI-powered platform developed with Palantir. We believe BrokerOS will reduce IT complexity and make our business run more efficiently. The first phase of implementation will focus on our charter business, where we expect BrokerOS to enable a step change in response time to customer demand in real time, enhance conversion rates for on-demand flying and unlock new revenue opportunities for our business.

These investments are strategic and long-term – we believe BrokerOS will position us to compete as a digitally-enabled premium service provider, setting the stage for compelling customer loyalty.

Building the Foundation for Sustained Profitability

Our second quarter results show both the progress we are making as well as the transitory costs that come with moving through a major business transformation. With fleet modernization now complete, we believe our streamlined premium fleets can help us grow more efficiently and move faster toward profitability as we drive simplification and scale throughout our operation.

Primary drivers of the increase in our year over year GAAP Net loss reflect the transitory costs of our business transformation, including a $13 million non-cash impairment charge associated with legacy fleet retirement. In addition, our interest expense and aircraft rent increased by $13 million combined for the quarter due to investment in our premium fleet and borrowings to fund operations.

On an adjusted basis, our improving financial results give us growing confidence in our strategy. Our Adjusted EBITDAR loss improved by 27% year over year, on the improving economics of our Signature fleets.

Adjusted Contribution Margin improved slightly year over year, despite an estimated 6 points of pressure from the absence of non-core businesses sold in August 2025 and inefficiencies associated with our ongoing business transformation. We expect further scale in our Signature fleets and associated Utility will help achieve our long-term target of 30%+ Adjusted Contribution Margin.


Net Loss ($M)
2Q25
3Q25
4Q25
1Q26
2Q26
($82)
($84)
($29)
($83)
($107)


Adjusted EBITDAR ($M)4
2Q25
3Q25
4Q25
1Q26
2Q26
($27)
($23)
($2)
($21)
($20)


Adjusted Contribution Margin
12.2%
~4 pts
12.7%
~3.5 pts
19.0%
~5 pts
8.7%
~6 pts
12.4%
30%+
2Q25
3Q25
4Q25
1Q26
2Q26
Long-Term Goal
Estimated impact of transitory inefficiencies and sale of non-core services businesses in 2025

4 *Reflects revised reconciliation of Adjusted EBITDAR to Net loss: see appendix.*

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7 Strengthened Capital Structure During the second quarter, we closed on two previously announced financial transactions to support our multi-year growth plans – a new $100 million term loan provided by our lead investor group and a new $68 million aircraft financing facility arranged by a subsidiary of AIP Capital. Subsequent to the end of the quarter, we worked with Delta to extend our $100 million revolving credit facility commitment by an additional two years, to September 2028. Delta's leadership on our financing transactions reflects their strong confidence in our strategy and the accelerating momentum in our first-of-its-kind strategic partnership. Looking Ahead The work we have done this quarter and over the past several years has reshaped Wheels Up into a more focused, more operationally reliable and more commercially disciplined business. None of this would be possible without the enduring dedication of the entire Wheels Up team that delivers incredible results each day. Moving into the second half of 2026, we will remain focused on execution – generating revenue through our unified sales and service team, shifting our existing Legacy customers to our Signature fleets and offerings, scaling the premium fleet, unlocking the benefits of BrokerOS to grow our charter business, expanding the reach of our Delta partnership, and maintaining the cost discipline required to drive sustained profitability and cash generation. We believe these priorities position Wheels Up to further enhance the customer experience, deliver a more efficient operating model and generate long-term value for our investors. Thank you for your continued support. Wheels Up – George August 4, 2026 ******************************

8 About Wheels Up Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety- vetted charter operators, all committed to safety and service. Customers access charter and membership programs and premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com. Cautionary Note Regarding Forward-Looking Statements This investor letter contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward- looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward- looking statements include, but are not limited to, statements regarding: (i) Wheels Up’s growth plans, market conditions in the private aviation industry and the anticipated success of Wheels Up’s sales efforts and service offerings, including its membership program and charter solutions; (ii) Wheels Up’s ongoing business transformation, including its efforts to scale its premium aircraft fleet, dispose of retired legacy aircraft and implement operational efficiency and cost control initiatives, and its ability to execute such transformation on the timeline that it currently anticipates and realize the anticipated commercial, financial and operational benefits during and after the expected period of transition; (iii) Wheels Up’s ability to achieve its financial goals on the most recent schedule that it has announced; (iv) Wheels Up’s liquidity, working capital levels, future cash flows, debt and capital resources, and its ability to perform under its contractual and debt obligations in the future; (v) the potential benefits or impacts to Wheels Up from strategic actions, including, among others, acquisitions and divestitures, new debt or equity financings, refinancings of existing debt and commercial arrangements; and (vi) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, changes in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, domestic and foreign hostilities, government shutdowns or funding changes, and other factors that influence consumer and business spending decisions or cost dynamics. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2026, under Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 11, 2026 and in our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this investor letter.

9 Use of Non-GAAP Financial Measures This investor letter includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures,” respectively, in this investor letter. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Definitions of Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense and (v) other items not indicative of our ongoing operating performance, including but not limited to, restructuring and integration-related charges and non-cash gains and losses on sales of aircraft or other assets. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs. We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for assessing operating performance, to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions, and to provide useful information for historical period-to- period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance. Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility (as defined in our SEC filings), by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation. Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. Prior period Adjusted EBITDA and Adjusted EBITDAR amounts for the three and six months ended June 30, 2025 presented herein have been recast to reflect this change. Please refer to the heading titled “Update to Non-GAAP Definitions – Adjustments for Accounting Gains and Losses from Aircraft Sales” at the end of this investor letter for historical non-GAAP reconciliations of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss for the quarterly periods beginning with the three months ended March 31, 2024 through the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024. Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total Revenue. We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDAR

The following tables reconcile Adjusted EBITDA and Adjusted EBITDAR to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Net loss	$ (107,249)	$ (82,299)	$(190,207)	$(181,612)
Add back (deduct):				
Interest expense	32,950	22,084	58,257	41,964
Interest income	(566)	(836)	(808)	(1,984)
Income tax (benefit) expense	(119)	959	390	1,037
Other expense, net	61	470	72	169
Depreciation and amortization	12,120	13,490	23,834	33,700
Loss on divestiture	507	—	507	—
Impairment on legacy fleet retirement	12,736	—	12,736	—
Gain on sale of aircraft held for sale	(590)	(2,203)	(3,098)	(8,754)
Loss on extinguishment of debt	25	22	42	60
Loss (gain) loss on disposal of assets, net	4,555	20	4,672	(3,269)
Equity-based compensation expense	12,543	8,295	23,931	20,956
Integration and transformation expense[(1)]	186	183	680	1,366
Fleet modernization expense[(2)]	—	7,972	—	13,119
Legacy fleet retirement[(3)]	6,091	—	11,075	—
Other[(4)]	588	625	1,201	21,367
Adjusted EBITDA[(5)]	$ (26,162)	$ (31,218)	$ (56,716)	$ (61,881)
Aircraft lease costs[(6)]	6,228	3,918	15,990	9,276
Adjusted EBITDAR[(5)]	$ (19,934)	$ (27,300)	$ (40,726)	$ (52,605)

(1) Consists of expenses associated with our global integration efforts, including charges for employee separation programs and third-party advisor costs.

(2) Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.

(3) Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.

(4) For the three and six months ended June 30, 2026, primarily consists of on-going lease costs for our former New York City corporate office space, which we vacated during the first quarter of 2025. For the six months ended June 30, 2025, primarily includes a one-time $20.2 million non-cash pre-tax right-of-use asset impairment charge associated with our former New York City corporate office space.

(5) Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. Prior period Adjusted EBITDA and Adjusted EBITDAR amounts have been recast to reflect this change. Adjusted EBITDA and Adjusted EBITDAR, as previously reported without any adjustment for (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt, for the three months ended June 30, 2025, were $(29.0) million and $(25.1) million, respectively, and for the six months ended June 30, 2025, were $(53.2) million and $(43.9) million, respectively.

(6) Aircraft lease costs are reflected in Cost of revenue on the condensed consolidated statement of operations for the applicable period.

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Adjusted Contribution and Adjusted Contribution Margin

The following tables reconcile Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Revenue	$ 181,999	$ 189,637	$ 350,921	$ 367,167
Less: Cost of revenue	(160,314)	(173,955)	(319,510)	(332,379)
Less: Depreciation and amortization	(12,120)	(13,490)	(23,834)	(33,700)
Gross profit	9,565	2,192	7,577	1,088
Gross margin	5.3%	1.2%	2.2%	0.3%
Add back (deduct):				
Depreciation and amortization	12,120	13,490	23,834	33,700
Equity-based compensation expense in Cost of revenue	60	100	110	178
Integration and transformation expense in Cost of revenue[1]	—	—	15	363
Fleet modernization expense in Cost of revenue[2]	—	7,725	—	10,782
Legacy fleet retirement-related expenses in Cost of revenue[3]	799	—	5,783	—
Other in Cost of revenue[4]	—	(437)	—	(600)
Adjusted Contribution	$ 22,545	$ 23,070	$ 37,319	$ 45,511
Adjusted Contribution Margin	12.4%	12.2%	10.6%	12.4%

(1) Consists of expenses associated with our global integration efforts, including charges for employee separation programs.

(2) Consists of expenses incurred in connection with the execution of our fleet modernization strategy, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.

(3) Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.

(4) Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization.

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Key Operating Metrics

In addition to financial measures, we regularly review certain key operating metrics to evaluate our business, determine the allocation of resources and make decisions regarding business strategies. We believe that these metrics can be useful for understanding the underlying trends in our business.

The following table summarizes our key operating metrics:

(in thousands, except Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg, Utility and percentages)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	% Change
Total Gross Bookings	$ 241,824	$ 261,948	(8)%
Private Jet Gross Bookings	$ 190,690	$ 208,326	(8)%
Live Flight Legs	8,649	11,971	(28)%
Private Jet Gross Bookings per Live Flight Leg	$ 22,048	$ 17,403	27 %
Utility[2]	49.5	41.1	20 %
Completion Rate	99.4 %	97.5 %	2 pp
On-Time Performance (A-30)	86.8 %	80.3 %	6 pp
On-Time Performance (D-60)	94.4 %	88.8 %	6 pp
3+ Hour Delay Rate	1.2 %	2.8 %	(2) pp

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	% Change
Total Gross Bookings	$ 508,991	$ 503,850	1 %
Private Jet Gross Bookings	$ 383,849	$ 413,619	(7)%
Live Flight Legs	16,442	22,866	(28)%
Private Jet Gross Bookings per Live Flight Leg	$ 23,346	$ 18,089	29 %

(1) For the three months ended June 30, 2026, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 46.9, 62.5 and 8.0 hours, respectively. For the three months ended June 30, 2025, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 49.0, 54.0 and 40.6 hours, respectively. The decline in Utility of our legacy fleet aircraft during the three months ended June 30, 2026 reflects our decision to retire those aircraft from revenue service in April 2026.

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13 Definitions of Key Operating Metrics Definitions of our key operating metrics are below. From time to time, we may adjust the definitions and calculations of our key operating metrics to reflect changes in our business or new data types, or to improve the accuracy and usefulness of such metrics. Our calculation of our key operating metrics may not be comparable to similarly titled measures reported by other companies. Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers. We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors. For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors. Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs, Group Charter Flights and Cargo Services. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform, and our ability to generate Flight revenue. Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our membership program and charter offerings for each Live Flight Leg. Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy. Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations. On-Time Performance (A-30). We define On-Time Performance (A-30) as the percentage of total flights flown that arrived within 30 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights. On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights. 3+ Hour Delay Rate. We define 3+ Hour Delay Rate as the percentage of total flights flown that were impacted by a departure delay of longer than three hours after the scheduled departure time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.

Update to Non-GAAP Definitions – Adjustments for Accounting Gains and Losses from Aircraft Sales

Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt, as presented for purposes of the Adjusted EBITDA and Adjusted EBITDAR non-GAAP reconciliations, are non-operating items that are included in the computation of Net loss in the condensed consolidated statements of operations. Management believes that including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt in the non-GAAP reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss improves the usefulness and clarity of our non-GAAP financial measures by removing the impact of accounting gains or losses generated from aircraft dispositions and related debt repayments that are not indicative of our core operating performance.

This update has no effect on any of our previously reported GAAP results. The historical non-GAAP reconciliations of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss under the previous definition are included below, and are followed by tables that reflect the updated definition that adjusts for (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt for such non-GAAP financial measures for the quarterly periods beginning with the three months ended March 31, 2024 through the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024.

Reconciliation of Adjusted EBITDA and Adjusted EBITDAR to Net income (loss) (Updated Definition – in thousands)

	Three Months Ended									Year Ended	
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2025	December 31, 2024
Net loss	$ (82,958)	$ (28,875)	$ (83,730)	$ (82,299)	$ (99,313)	$ (87,538)	$ (57,731)	$ (96,973)	$ (97,393)	$ (294,217)	$ (339,635)
Add back (deduct):											
Interest expense	25,307	24,996	23,510	22,084	19,880	18,089	16,041	16,667	14,555	90,470	65,352
Interest income	(242)	(405)	(631)	(836)	(1,148)	(922)	(907)	(285)	(56)	(3,020)	(2,170)
Income tax expense (benefit)	509	1,134	1,332	959	78	494	405	441	(114)	3,503	1,226
Other expense (income), net	11	1,248	(4)	470	(301)	218	149	221	129	1,413	717
Depreciation and amortization	11,714	13,545	13,926	13,490	20,210	13,074	12,484	15,593	15,395	61,171	56,546
Change in fair value of warrant liability	—	—	—	—	—	17	(107)	70	28	—	8
Loss (gain) on divestiture	—	152	(1,833)	—	—	1,400	—	—	(3,403)	(1,681)	(2,003)
Loss (gain) on disposal of assets, net	117	(1,211)	(480)	20	(3,289)	1,538	(70)	(136)	1,963	(4,960)	3,295
Equity-based compensation expense	11,388	11,975	12,499	8,295	12,661	12,613	7,885	14,268	11,211	45,430	45,977
Integration and transformation expense[1]	494	1,021	2,866	183	1,183	—	—	—	—	5,253	—
Fleet modernization expense[2]	—	9,008	8,697	7,972	5,147	28,135	—	—	—	30,824	28,135
Legacy fleet retirement[3]	4,984	—	—	—	—	—	—	—	—	—	—
Restructuring charges[4]	—	—	—	—	—	365	970	4,371	2,144	—	7,850
Atlanta Member Operations Center set-up expense[5]	—	—	—	—	—	—	—	458	3,023	—	3,481
Certificate consolidation expense[6]	—	—	—	—	—	794	1,143	3,674	1,138	—	6,749
Other[7]	613	340	624	625	20,742	416	(244)	4,276	2,151	22,331	6,599
Adjusted EBITDA (previous definition)	$ (28,063)	$ 32,928	$ (23,224)	$ (29,037)	$ (24,150)	$ (11,307)	$ (19,982)	$ (37,355)	$ (49,229)	$ (43,483)	$ (117,873)
Aircraft lease costs[8]	9,762	3,980	3,573	3,918	5,358	8,133	8,387	8,596	8,143	16,829	33,260
Adjusted EBITDAR (previous definition)	$ (18,301)	$ 36,908	$ (19,651)	$ (25,119)	$ (18,792)	$ (3,174)	$ (11,595)	$ (28,759)	$ (41,086)	$ (26,654)	$ (84,613)

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	Three Months Ended									Year Ended	
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2025	December 31, 2024
Adjusted EBITDA (previous definition)	$ (28,063)	$ 32,928	$ (23,224)	$ (29,037)	$ (24,150)	$ (11,307)	$ (19,982)	$ (37,355)	$ (49,229)	$ (43,483)	$ (117,873)
Adjustments:											
(Gain) loss on sale of aircraft held for sale	(2,508)	(39,272)	(3,737)	(2,203)	(6,551)	(1,942)	(190)	234	(2,724)	(51,763)	(4,622)
Loss on extinguishment of debt	(17)	(40)	(19)	(22)	(38)	(14,914)	(289)	(805)	(1,706)	(119)	(17,714)
Adjusted EBITDA (updated definition)	$ (30,588)	$ (6,384)	$ (26,980)	$ (31,262)	$ (30,739)	$ (28,163)	$ (20,461)	$ (37,926)	$ (53,659)	$ (95,365)	$ (140,209)

	Three Months Ended									Year Ended	
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2025	December 31, 2024
Adjusted EBITDAR (previous definition)	$ (18,301)	$ 36,908	$ (19,651)	$ (25,119)	$ (18,792)	$ (3,174)	$ (11,595)	$ (28,759)	$ (41,086)	$ (26,654)	$ (84,613)
Adjustments:											
(Gain) loss on sale of aircraft held for sale	(2,508)	(39,272)	(3,737)	(2,203)	(6,551)	(1,942)	(190)	234	(2,724)	(51,763)	(4,622)
Loss on extinguishment of debt	(17)	(40)	(19)	(22)	(38)	(14,914)	(289)	(805)	(1,706)	(119)	(17,714)
Adjusted EBITDAR (updated definition)	$ (20,826)	$ (2,404)	$ (23,407)	$ (27,344)	$ (25,381)	$ (20,030)	$ (12,074)	$ (29,330)	$ (45,516)	$ (78,536)	$ (106,949)

(1) Consists of expenses associated with the Company's global integration efforts, including charges for employee separation programs and third-party advisor costs.
(2) Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning the Embraer Phenom 300 series and Bombardier Challenger 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3) Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.
(4) Includes charges for contract termination fees and employee separation programs as part of our cost reduction and strategic business initiatives.
(5) Consists of expenses associated with establishing our Member Operations Center located in the Atlanta, Georgia area and its operations, primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees.
(6) Consists of expenses incurred to execute the consolidation of our U.S. Federal Aviation Administration operating certificates, primarily related to pilot training and retention programs, and consultancy fees associated with planning and implementing the consolidation process.
(7) For the three months ended March 31, 2026, primarily consists of on-going lease costs for our former New York City corporate office space, which we vacated during the first quarter of 2025. For the three months ended March 31, 2025 and year ended December 31, 2025, includes a $20.2 million non-cash, pre-tax right-of-use asset impairment charge associated with vacating our former New York City corporate office space for a smaller, centralized location and related on-going lease costs for the vacated space. For each of the three months ended March 31, 2024, June 30, 2024 and September 30, 2024 and the year ended December 31, 2024, includes collections of certain aged receivables, which were added back to Net loss in the reconciliation presented for the year ended December 31, 2022. For the three months ended March 31, 2024 and year ended December 31, 2024, includes (i) reserves and/or write-off of certain aged receivables associated with the aircraft management business divested on September 30, 2023 and (ii) expenses associated with ongoing litigation matters. For the three months ended June 30, 2024 and year ended December 31, 2024, includes amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.
(8) Aircraft lease costs are reflected in Cost of revenue on the consolidated statement of operations for the applicable period. We started reporting Adjusted EBITDAR beginning with the three months ended March 31, 2025.

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